Exhibit 99.1

Inhibikase Therapeutics Announces Third Quarter

2025 Financial Results and Highlights Recent Activity

November 14, 2025 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases namely, Pulmonary Arterial Hypertension (“PAH”), today reported financial results for the quarter ended September 30, 2025 and highlighted recent developments.

“During our third quarter of 2025, we continued to position the Company to advance IKT-001 toward a late-stage clinical trial in PAH,” said Mark Iwicki, Chief Executive Officer of Inhibikase. “We expect to initiate our Phase 2b clinical study of IKT-001, our prodrug of imatinib mesylate, in PAH during the fourth quarter of 2025.”

Recent Developments:

•	Advancement of IKT-001 as a therapy in PAH:

•

The proposed Phase 2b IMPROVE-PAH trial is a multi-center, randomized, double-blind, placebo-controlled study of approximately 150 PAH participants. Participants under IMPROVE-PAH will be randomized 1:1:1 to receive 300 mg IKT-001, 500 mg IKT-001, or placebo once daily for 26 weeks, in addition to stable background PAH therapy. The Company’s bioequivalence studies previously confirmed that 500 mg of IKT-001 has comparable exposure in humans to 383 mg of imatinib. The primary efficacy endpoint is change in pulmonary vascular resistance at Week 26. Secondary endpoints include 6-minute walk distance, World Health Organization functional class, and pharmacokinetics. The study protocol also includes an interim safety review for study continuance by the Data Safety Monitoring Board with at least 50 patients at 12-weeks of follow-up.

•	The Company has been actively working with potential sites and presently expects to initiate IMPROVE-PAH in the fourth quarter of 2025.

•	Appointed veteran biopharma executive Timothy Pigot as the Company’s Chief Commercial and Strategy Officer.

•	The Company also expects to present at the Jefferies Global Healthcare Conference in London on Monday, November 17th, 2025.

Financial Results

Cash Position: As of September 30, 2025, cash, cash equivalents and marketable securities were $77.3 million as compared to $97.5 million as of December 31, 2024.

Net Loss: Net loss for the quarter ended September 30, 2025, was $11.9 million, or $0.13 per share, compared to a net loss of $5.8 million, or $0.65 per share in the quarter ended September 30, 2024. Net loss for the nine months ended September 30, 2025, was $35.5 million, or $0.40 per share, compared to a net loss of $15.4 million, or $2.03 per share, for the nine months ended September 30, 2024.

R&D Expenses: Research and development expenses were $7.6 million for the quarter ended September 30, 2025, compared to $4.2 million for the quarter ended September 30, 2024. Research and development expenses were $23.4 million for the nine months ended September 30, 2025, which includes a non-cash write-off of in-process research and development of $7.4 million and $1.8 million of stock-based compensation expense, both associated with the Company’s acquisition of CorHepta in February 2025, compared to $10.0 million for the nine months ended September 30, 2024.

SG&A Expenses: Selling, general and administrative expenses for the quarter ended September 30, 2025 were $5.6 million, compared to $1.6 million for the quarter ended September 30, 2024. Selling, general and administrative expenses for the nine months ended September 30, 2025 were $16.8 million, which includes $1.0 million of severance expenses resulting from the transition of senior executives in the Company during the year, compared to $5.6 million for the nine months ended September 30, 2024.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases namely, PAH, that arise from aberrant signaling through the Abelson Tyrosine Kinase, and type III receptor tyrosine kinases including platelet derived growth factor receptors and c-KIT. Our lead product candidate is IKT-001, a prodrug of imatinib mesylate, for PAH which is an orphan indication. PAH is a progressive, life-threatening disease characterized by pulmonary vascular remodeling and elevated pulmonary vascular resistance that affects approximately 50,000 Americans.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the potential effects of IKT-001, the initiation of the Company’s Phase 2b trial of IKT-001 in PAH, including timing related thereto, and the Company’s future activities, or future events or conditions. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to commence and execute a Phase 2b trial to evaluate IKT-001 as a treatment for PAH, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Investor Relations:

Michael Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

---tables to follow---

Inhibikase Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2025	December 31, 2024
	(unaudited)	(Note 3)
Assets
Current assets:
Cash and cash equivalents	$38,269,706	$56,490,579
Marketable securities	39,052,511	41,052,949
Prepaid research and development	210,566	81,308
Deferred offering costs	385,062	—
Prepaid expenses and other current assets	618,783	826,473

Total current assets	78,536,628	98,451,309
Equipment and improvements, net	—	47,100
Right-of-use asset	—	101,437
Prepaid research and development, noncurrent	1,000,000	—
Other assets	57,913	—

Total assets	$79,594,541	$98,599,846

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$620,528	$943,019
Lease obligation, current	—	110,517
Accrued expenses and other current liabilities	3,656,383	2,680,030
Contingent consideration liability	2,419,332	—

Total current liabilities	6,696,243	3,733,566

Total liabilities	6,696,243	3,733,566

Commitments and contingencies (see Note 16)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 500,000,000 and 100,000,000 shares authorized; 74,807,911 and 69,362,439 shares issued and outstanding (including 4,149,252 and 0 contingently issuable shares - see Note 10) at September 30, 2025 and December 31, 2024, respectively	74,808	69,362
Additional paid-in capital	202,772,828	189,254,777
Accumulated other comprehensive loss	(4,189)	(37,248)
Accumulated deficit	(129,945,149)	(94,420,611)

Total stockholders’ equity	72,898,298	94,866,280

Total liabilities and stockholders’ equity	$79,594,541	$98,599,846

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Costs and expenses:
Research and development	$7,649,697	$4,189,873	$23,434,243	$10,016,982
Selling, general and administrative	5,611,503	1,637,603	16,780,525	5,643,386
Change in fair value contingent consideration	(492,827)	—	(2,016,111)	—

Total costs and expenses	12,768,373	5,827,476	38,198,657	15,660,368

Loss from operations	(12,768,373)	(5,827,476)	(38,198,657)	(15,660,368)
Interest income	838,093	49,410	2,674,119	273,059

Net loss	(11,930,280)	(5,778,066)	(35,524,538)	(15,387,309)
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on marketable securities	(1,245)	2,778	33,059	877

Comprehensive loss	$(11,931,525)	$(5,775,288)	$(35,491,479)	$(15,386,432)

Net loss per share – basic and diluted	$(0.13)	$(0.65)	$(0.40)	$(2.03)

Weighted-average number of shares – basic and diluted	90,050,973	8,882,570	89,867,805	7,592,103

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(35,524,538)	$(15,387,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	60,499	19,705
Stock-based compensation expense	10,776,144	232,155
Write-off of in-process research and development	7,357,294	—
Change in fair value of contingent consideration	(2,016,111)	—
Noncash accretion on marketable securities	(570,503)	—
Changes in operating assets and liabilities:
Operating lease right-of-use assets	101,437	89,122
Prepaid expenses and other assets	257,321	698
Prepaid research and development	(1,129,258)	107,592
Other assets	(57,913)	—
Accounts payable	(390,699)	1,329,135
Operating lease liabilities	(110,517)	(95,009)
Accrued expenses and other current liabilities	976,353	(98,581)

Net cash used in operating activities	(20,270,491)	(13,802,492)

Cash flows from investing activities
Purchases of equipment and improvements	(13,399)	—
Purchases of investments - marketable securities	(38,996,000)	(10,343,939)
Maturities of investments - marketable securities	41,600,000	12,101,463
Acquired in-process research and development	(438,624)	—

Net cash provided by investing activities	2,151,977	1,757,524

Cash flows from financing activities
Deferred offering costs	(385,062)	—
Proceeds from issuance of common stock, pre-funded warrants and warrants, net of issuance costs	150	3,793,209
Issuance of common stock from exercise of stock options	282,553	—

Net cash provided by (used in) financing activities	(102,359)	3,793,209

Net decrease in cash and cash equivalents	(18,220,873)	(8,251,759)
Cash and cash equivalents at beginning of period	56,490,579	9,165,179

Cash and cash equivalents at end of period	$38,269,706	$913,420

Supplemental disclosures of cash flow information
Issuance costs	$—	$1,203,350

Non cash investing and financing activities
Non-cash financing costs included in accounts payable	$—	$553,318
CorHepta transaction costs	$175,000	$—
Contingent consideration	$2,419,332	$—